            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------
                                      GIVE THE TAXPAYER
FOR THIS TYPE OF ACCOUNT:             IDENTIFICATION NUMBER OF-
---------------------------------------------------------------

1.         An individual's account    The individual

2.         Two or more individuals    The actual owner of the
           (joint account)            account or, if combined
                                      funds, the first
                                      individual on the
                                      account(1)

3.         Husband and wife (joint    The actual owner of the
           account)                   account or, if joint
                                      funds, either person(1)

4.         Custodian account of a     The minor(2)
           minor (Uniform Gift to
           Minors Act)

5.         Adult and minor (joint     The adult or, if the
           account)                   minor is the only
                                      contributor, the minor(1)

6.         Account in the name of     The ward, minor, or
           the guardian or committee  incompetent person(3)
           for a designated ward,
           minor, or incompetent
           person

7.         a. The usual revocable     The grantor-trustee(1)
              savings trust account
              (grantor is also
              trustee)

           b. So-called trust
           account that is not a      The actual owner(1)
              legal or valid trust
              under State law

8.         Sole proprietorship        The owner(4)
           account
---------------------------------------------------------------

                                      GIVE THE TAXPAYER
                                      IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:             NUMBER OF-
---------------------------------------------------------------

9.         A valid trust, estate, or  The legal entity (Do not
           pension trust              furnish the identifying
                                      number of the personal
                                      representative or trustee
                                      unless the legal entity
                                      itself is not designated
                                      in the account title).(5)

10.        Corporate account          The corporation

11. Religious, charitable, or The organization educational organization account

12.        Partnership account held   The partnership
           in the name of the
           business

13.        Association, club, or      The organization
           other tax-exempt
           organization

14.        A broker or registered     The broker or nominee
           nominee

15.        Account with the           The public entity
           Department of Agriculture
           in the name of a public
           entity (such as a State
           or local government,
           school district, or
           prison) that receives
           agricultural program
           payments

---------------------------------------------
---------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's, or incompetent person's name and furnish such person's social security number.

(4) Show your individual name. You may also enter your business name. You may use either your Social Security number or your Employer Identification number.

(5) List first and circle the name of the legal trust, estate, or pension trust

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments including the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under Section 584(a) of the Code.

- An exempt charitable remainder trust, or a trust described in Section 4947 of the Code.

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

- Payment of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payment of tax-exempt interest (including exempt interest dividends under Section 852 of the Code).

- Payment described in Section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under Section 1451 of the Code.

- Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, and 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.